UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 14, 1995
                                                          -------------

                              MAGMA COPPER COMPANY
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             (Exact name of registrant as specified in its charter)


   Delaware                        1-10122                     86-0219794
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(State of other jurisdiction       (Commission               (IRS Employer
of incorporation                   File Number               Identification No.)


   7400 North Oracle Road, Suite 200, Tucson, Arizona               85704
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   (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code    (520) 575-5600
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)




Item 5.        Other Events.

               On May 16, 1995, Magma Copper Company (the "Company") announced its offer (the "Offer") to purchase any and all of its outstanding Common stock Warrants, $8.50 Exercise Price (the "Warrants"), listed on the New York Stock Exchange. The Company agreed to pay $8.25 in cash per Warrant properly tendered and accepted.

               The Offer expired at 12:00 midnight Eastern Time on Wednesday, June 14, 1995. Of the approximately 4.1 million Warrants outstanding at commencement of the Offer, approximately 3.9 million Warrants were tendered and purchased in the Offer, resulting in an aggregate purchase price for the Warrants of $32 million.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 23, 1995

                                        MAGMA COPPER COMPANY
                                        a Delaware corporation

                                        By:  /s/ Douglas J. Purdom
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                                        Its:  Vice President and
                                                Chief Financial Officer